Exhibit 99.3 Form of Shelton Proxy Card


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                             SHELTON BANCORP, INC.


          This Proxy is Solicited on Behalf of The Board of Directors


         The undersigned shareholder of Shelton Bancorp, Inc. ("Shelton") hereby appoints ________________________ and _____________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Shelton Meeting") to be held at 10:00 a.m. on September __, 1995 at Rapp's Paradise Inn, 557 Wakelee, Ansonia, Connecticut, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED JUNE 20, 1995, AS AMENDED, AMONG WEBSTER FINANCIAL CORPORATION ("WEBSTER"), WEBSTER ACQUISITION CORP. AND SHELTON, PURSUANT TO WHICH SHELTON AND SHELTON SAVINGS BANK WILL BE ACQUIRED BY WEBSTER FINANCIAL CORPORATION, AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXIES. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Shelton either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Shelton Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of Shelton's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                                See
                                                            Reverse Side



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                                                                    [X]
                                                              Please mark your
                                                               votes as this.


                                 -------------
                                     COMMON




Proposal 1:  To approve and adopt  an  Agreement  and Plan of Merger, dated June
             20, 1995, as amended, among Webster, Webster Acquisition Corp. and Shelton, pursuant to which Shelton and Shelton Savings Bank will be acquired by Webster.


                  FOR                   AGAINST                  ABSTAIN
                  [ ]                     [ ]                      [ ]



Other Matters: The proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof, in accordance with the determination of the proxies.




Date:             -------------------------------

                  -------------------------------

                  -------------------------------
                  Signature of Shareholder or
                  Authorized Representative





Pleas date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more person, all should sign.
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